EXHIBIT 23.1
         Consent of Independent Certified Public Accountants



We have issued our report dated March 3, 2000, accompanying the consolidated financial statements included in the Annual Report of Access Pharmaceuticals, Inc. on Form 10-K for the year ended
December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Access Pharmaceuticals, Inc. on Form S-8 (File No. 33-10626 and File No. 33-41134).




/s/  Grant Thornton LLP
------------------------
Grant Thornton LLP


Dallas, Texas
March 3, 2000